                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 1996 (except as to Note 12, as to
which the date is May   , 1996) in the Registration Statement (Amendment No. 1
to Form S-1 No. 333-3216) and related Prospectus of Q Clubs Inc. for the registration of 2,300,000 shares of its Common Stock.


Cleveland, Ohio

May 10, 1996



     The foregoing consent is in the form that will be signed upon the completion of the 19.65165-for-one split of the Company's Common Stock as described in Note 12 to the consolidated financial statements.


                                            ERNST & YOUNG LLP

Cleveland, Ohio

May 10, 1996